Exhibit 10.22

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") made between David R. Wenzel (the "Executive") and Agribrands International, Inc., a corporation with its principal place of business at 9811 South Forty Drive, St. Louis, Missouri, 63124 and its subsidiaries and affiliates (the "Company").

     WITNESSETH THAT:

                                    RECITALS

     WHEREAS, the Company and Ralcorp Holdings, Inc. (hereinafter "Rome, Inc.") contemplate entering into an Agreement and Plan of Reorganization pursuant to which (i) Athens and Rome will form a holding company (the "Holding Company"),
(ii) Athens and Rome will each merge with separate wholly owned subsidiaries of Holding Company so as to become subsidiaries of Holding Company (the "Reorganization"), and (iii) the date on which such Reorganization is consummated shall be referred to as the "Closing"; and

     WHEREAS,  the  Executive is  currently a party to a  Management  Continuity
Agreement   dated   April   1,   1998  by  and   between   the   Executive   and
Company("Pre-Reorganization Management Continuity Agreement"); and

     WHEREAS, the Executive currently possesses grants of options to acquire pursuant to the terms of each grant common stock of the Company under that certain 1998 Incentive Stock Plan maintained by the Company; and

     WHEREAS, the parties deem it advisable to set forth in this Agreement the terms and conditions of a new employment agreement and to separately agree that the Executive will receive a new management continuity agreement on substantially the same terms as the Pre-Reorganization Management Continuity Agreement ("Management Continuity Agreement") in the event that the Reorganization occurs; and

     WHEREAS, the Executive waives any right to benefits under the Pre-Reorganization Management Continuity Agreement and such agreement shall be immediately terminated and have no further force and effect and the Executive agrees to be bound and subject to the terms of the Agreement and the Management Continuity Agreement; and

     WHEREAS, in the event that the Reorganization does not occur, the parties hereto hereby affirm and acknowledge their continuing obligations under the Pre-Reorganization Management Continuity Agreement and acknowledge that this Agreement and the new Management Continuity Agreement shall be null and void;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Company and Executive hereby agree as follows:

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                                   SECTION ONE
                                   DEFINITIONS

     The following terms shall have the meanings set forth below:

         A. "Involuntary Termination" shall be any termination of the Executive's employment with the Company, other than a Termination for Cause, (a) to which the Executive objects orally or in writing or (b) which follows any of the following.

              (i) without the express written consent of the Executive, (a) the assignment of the Executive to any duties materially inconsistent with the Executive's positions, duties, responsibilities and status on the effective date of this Agreement or (b) a material change in the Executive's titles, offices, or reporting responsibilities as in effect on the effective date of this Agreement and with respect to either (a) or (b) the situation is not remedied within thirty (30) days after receipt by the Company of written notice by the Executive; provided, however, (a) and (b) herein shall not constitute an "Involuntary Termination" if either situation is in connection with the Executive's death or disability; or

              (ii) without the express written consent of the Executive a reduction in the Executive's annual salary or opportunity for total annual compensation, in effect on the effective date of this Agreement which is not remedied within thirty (30) days after receipt by the Company of written notice by the Executive; or

              (iii) without the express written consent of the Executive, the Executive is required to be based more than 100 miles from Executive's office location on the effective date of this Agreement, except for required travel on business to an extent substantially consistent with the business travel obligations of the Executive on the effective date of this Agreement; or

              (iv) without the express written consent of the Executive, (a) failure by the Company to continue in effect benefit and compensation plans which may include an automobile allowance, a stock option plan, a defined contribution pension plan, a life insurance plan, a health and accident plan, and/or a disability plan which are, in the aggregate, substantially equivalent in value to those in which the Executive is participating or entitled to participate on the effective date of this Agreement; or (b) the taking of any action by the Company that would (1) adversely affect the participation in or materially reduce the aggregate value to the Executive of benefits under such plans either in terms of the amount of benefits provided or the level of the Executive's participation relative to other participants; or (2) cause a failure to provide the number of paid vacation days to which the Executive was then entitled in accordance with the Company's normal vacation policy in effect on the effective date of this Agreement, which in either situation (a) or (b) is not remedied within thirty (30) days after receipt by the Company of written notice by the Executive; or

              (v) the liquidation, dissolution, consolidation, or merger of the Company or transfer of all or substantially all of its assets, unless a successor or successors (by merger, consolidation, or otherwise) to which all or

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a significant  portion of its assets have been transferred  expressly assumes in writing all duties and obligations of the Company as here set forth.

              The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to any circumstances set forth above.

         B.   "Termination for Cause" shall be a termination because of:


              (i) the continued failure by the Executive to devote reasonable time and effort to the performance of the Executive's duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written demand therefor has been delivered to the Executive by the Company that specifically identifies how the Executive has not devoted reasonable time and effort to the performance of the Executive's duties; or

              (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise; or

              (iii) the Executive's conviction of a felony or a crime involving moral turpitude;

in any case as determined by the Board of Directors of the Company (the "Board") upon the good faith vote of not less than a majority of the Directors then in office, after reasonable notice to the Executive specifying in writing the basis or bases for the proposed Termination for Cause and after the Executive has been provided an opportunity to be heard before a meeting of the Board held upon reasonable notice to all Directors; provided, however, that a Termination for Cause shall not include a termination attributable to:

              (i) bad judgment or negligence on the part of the Executive other than habitual negligence; or

              (ii) an act or omission believed by the Executive in good faith to have been in or not opposed to the best interests of the Company and reasonably believed by the Executive to be lawful.

         C.   "Voluntary  Termination"  shall  be   any   termination   of   the
Executive's employment with the Company other than an Involuntary Termination or a Termination for Cause.

                                   SECTION TWO
                                   EMPLOYMENT

     The Company hereby employs Executive as its Chief Financial Officer and to become Chief Financial Officer of the Holding Company. Executive's reporting responsibilities shall be to the Chief Executive Officer of the Company and upon formation of the Holding Company to the Chief Executive Officer of the Holding Company Subject to SECTION EIGHT, the Company may modify or realign Executive's

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duties  and  responsibilities  as it  deems  necessary  during  the term of this
Agreement.

                                  SECTION THREE
                            BEST EFFORTS OF EXECUTIVE

     Executive agrees that the Executive will at all times faithfully and to the best of the Executive's ability, experience and talent, perform all of the duties that may be required of or from the Executive pursuant to the express and implicit terms hereof. Executive acknowledges that the Executive is obligated to manage the business of the Company in a sound and businesslike manner and in material conformity with all laws and regulations governing the conduct of the business of the Company.

                                  SECTION FOUR
                                      TERM

     The term of this Agreement shall be three (3) years beginning on August 7, 2000 and ending on the date which immediately precedes the third (3rd) anniversary of the Closing (the "Term"). This Agreement may be extended for additional periods upon the mutual written agreement of the parties.
Notwithstanding any provision herein to the contrary, in the event the Reorganization does not close pursuant to the terms of the Plan of
Reorganization, this Agreement shall be null and void and the terms of the Pre-Reorganization Management Continuity Agreement between the Executive and Athens in effect on the date immediately preceding the Term shall govern the Executive's employment relationship with Athens as if this Agreement had not been executed.

                                  SECTION FIVE
                                  COMPENSATION

     During the Term of this Agreement, Executive shall be entitled to the following:

         A. The Company shall pay Executive a minimum monthly base salary in an amount equal to the greater of the Executive's monthly base salary as of the Closing or $15,125.00 payable on the last day of each month. The base salary may be increased by the Company at any time during the Term of this Agreement; provided, however, that until expiration of the Term, Executive's monthly base salary shall not be less than the amount set forth above.

         B. The Company shall pay Executive a minimum annual bonus in an amount equal to the greater of the Executive's minimum annual bonus as of the Closing or $82,500 payable in November of each year. The annual bonus may be increased by the Company at any time during the Term of this Agreement; provided, however, that until expiration of the Term, Executive's annual bonus shall not be less than the amount set forth above.

         C. Executive shall be provided with a benefit program including stock options and/or stock grants as determined by the Company. Any such stock options

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shall  become  immediately  exercisable,   and  such  stock  grants  shall  vest
immediately, upon Executive's Involuntary Termination during the Term of this Agreement.

         D. Executive shall be eligible for coverage under such pension plan, group health insurance plan, 401(k) plan, vacation, holiday and other programs or policies in effect from time to time for salaried Executives of the Company.

                                   SECTION SIX
                            OLD COMPANY STOCK OPTIONS

     It is understood that the Company previously granted Executive certain Non-qualified Stock Options. It is further understood and agreed that the Executive (i) waives the right to accelerate such Stock Options by virtue of the Reorganization and (ii) shall, as of the Closing, exchange such options for options to purchase shares of Holding Company Common Stock having the same terms and conditions as are in effect immediately prior to the Closing (including such terms and conditions as may be incorporated by reference into the agreements evidencing the Stock Options pursuant to the plans or arrangement pursuant to which such Stock were granted and taking into account the provisions of Section 6(i) hereof) except that the exercise price and number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Company Exchange Ratio as defined in the Agreement and Plan of Reorganization By and Between Company and Rome, Inc., Dated as of August 7, 2000.

                                  SECTION SEVEN
                                CHANGE OF CONTROL

     Contemporaneously with the execution of this Agreement, the Executive and the Company will enter into a Management Continuity Agreement providing benefits under certain circumstances in the event of a Change-in-Control of the Company, as defined in such Management Continuity Agreement. Such benefits will be in addition to those provided under this Agreement; provided, however, that any benefits paid under said Management Continuity Agreement shall be reduced by amounts paid hereunder in respect of periods after Executive's termination of employment following a Change-in-Control. Executive agrees that the Pre-Reorganization Management Continuity Agreement entered into by Executive with the Company is null and void and Executive releases any claims to benefits under the previous Management Continuity Agreement; provided however, that in the event the Reorganization is not consummated, the Management Continuity Agreement shall be null and void and the terms of the Pre-Reorganization Management Continuity Agreement shall be given full force and effect as if this Agreement and the Management Continuity Agreement had not been executed.

                                  SECTION EIGHT
                                   TERMINATION

         A. The Company reserves the right to terminate the employment of Executive at any time with or without cause. However, in the event of Executive's Involuntary Termination prior to expiration of the Term, Executive shall be entitled to the following:

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


              (i) payment within sixty (60) days after Executive's Involuntary Termination of Executive's minimum base salary under this Agreement for the remainder of the Term, in cash in a lump sum without discount or pro-ration; and

              (ii) payment within sixty (60) days after Executive's Involuntary Termination of the minimum annual bonuses which Executive would have been entitled to receive under this Agreement during the remainder of the Term, in cash in a lump sum without discount or pro-ration; and

              (iii) after the Executive's Involuntary Termination continuation for the remainder of the Term of the Executive's participation in each life, health, accident and disability plan in which the Executive was entitled to participate immediately prior to the Executive's termination, upon the same terms and conditions, including those with respect to spouses and dependents, applicable at such time; provided, however, that if the terms of any such benefit plan do not permit continued participation by the Executive, then the Company will arrange, at the Company's sole cost and expense, to provide the Executive a benefit substantially similar to, and no less favorable than, on an after-tax basis, the benefit the Executive was entitled to receive under such plan immediately prior the Executive's termination; provided further, however, that the benefit to be provided or payments to be made hereunder may be reduced by the benefits provided or payments made (in either case on an after-tax basis) by a subsequent employer for the same occurrence or event; and

              (iv) payment in cash a lump sum, within sixty (60) days after the Executive's Involuntary termination, equal to the present values as of the date of termination of any other executive benefit, such as a car allowance, annual medical examination, or other benefit, to which Executive may have been entitled as an officer or employee of the Company; and

              (v) payment, on a current basis, of any actual costs and expenses of litigation incurred by the Executive, including costs of investigation and reasonable attorney's fees, in the event the Executive is a party to any legal action to enforce or to recover damages for breach of this Agreement, or to recover or recoup from the Executive or the Executive's legal representative or beneficiary any amounts paid under or pursuant to this Agreement, regardless of the outcome of such litigation, plus interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

         B. The Executive may file with the Secretary or any Assistant Secretary of the Company a written designation of a beneficiary or contingent beneficiaries to receive the payments described above in the event of the Executive's death following the Executive's Involuntary Termination but prior to payment by the Company. The Executive may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary pursuant to this Agreement shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Company shall be in doubt as to the right of any such beneficiary to receive such payments, it may determine to pay such amounts to the legal representative of the Executive, in which case the

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

Company shall not be under any further liability to anyone. In the event that such designated beneficiary or legal representative becomes a party to a legal action to enforce or to recover damages for breach of this Agreement, or to recover or recoup from the Executive or the Executive's estate, legal representative; or beneficiary any amounts paid under or pursuant to this Agreement, regardless of the outcome of such litigation, the Company shall pay their actual costs and expenses of such litigation, including costs of investigation and reasonable attorneys' fees, plus interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that the Company shall not be required to pay such costs and expenses in connection with litigation to determine the proper payee, among two or more claimants, of the payments pursuant to this Agreement.

         C. In the event of Executive's Voluntary Termination or Termination for Cause, Executive shall not be entitled to receive any of the pay or benefits that would have been provided pursuant to this Agreement except for pay already earned and benefits already vested at the time of such termination.

         D. In the event that Executive's employment is Involuntarily Terminated or Terminated for Cause for any reason during the Term of this Agreement, Executive shall not be eligible to participate in any other severance pay plan established by the Company for its Executives unless such severance pay plan provides benefits of greater value in the aggregate than those available under this Agreement, in which case Executive shall be entitled to benefits under such severance pay plan but not under this Agreement.

                                  SECTION NINE
                                 CONFIDENTIALITY

     Executive agrees that, in addition to any other limitations contained in this Agreement, regardless of the circumstances of Executive's termination of employment, Executive will not take, or communicate or disclose to any person, firm, corporation or other entity, any information relating to the Company's customer lists, prices, trade secrets, methods, systems, advertising, or any other confidential knowledge or secrets that Executive might from time to time acquire with respect to the business of the Company or any of its affiliates or subsidiaries, unless Executive obtains written consent of the Company. Executive also specifically acknowledges the continued validity and effect of any Agreement as to Confidentiality and Inventions previously signed by Executive and that the terms of any such agreement are incorporated into this Agreement by this reference.

                                   SECTION TEN
                                   ARBITRATION

     As additional consideration for this Agreement, Executive agrees that any differences, claims, or matters in dispute arising between the Company and Executive out of or in connection with the Executive's employment or the termination of the Executive's employment by the Company including, but not limited to the terms and conditions of this Agreement, allegations of wrongful termination, allegations of employment discrimination or allegations of discriminatory or retaliatory discharge under any federal, state or local discrimination law shall be submitted by them to arbitration by the American

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Arbitration Association, or its successor, and the determination of the American
Arbitration Association, or its successor, shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association, or its successor, and the pertinent provisions of the laws of the State of Missouri relating to arbitration. The decision of the arbitrator may be entered as a judgment in any court of the State of Missouri or elsewhere.

                                 SECTION ELEVEN
                            MISCELLANEOUS PROVISIONS

         A. The Company shall be entitled to withhold from any payments made pursuant to this Agreement, including SECTION EIGHT hereof, any federal, state or local taxes required to be withheld by law or regulation.

         B. This Agreement represents the entire agreement between the parties and any prior understandings or representations of any kind preceding the effective date of this Agreement shall not be binding on either party except to the extent incorporated into this Agreement. This Agreement shall not be altered, amended or modified except in writing signed by an authorized officer of the Company and by the Executive.

         C. This Agreement shall be binding upon and shall inure to the benefit of the assigns, heirs, legatees or personal representatives of Executive and the successors or assigns of the Company.

         D. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. The Company may not assign this Agreement other than to a successor to all or substantially all of the business and/or assets of the Company. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, the Executive's beneficiaries or Executive's legal representatives without the Company's prior written consent; provided, however, that nothing in this Section shall preclude (i) Executive from designating a beneficiary to receive any benefit payable hereunder upon the Executive's death, or (ii) the executors, administrators, or other legal representatives of the Executive's estate from assigning or transferring any rights hereunder to the person or persons entitled thereunto.

         E. The headings of sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

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         F.   This  Agreement shall  be construed  according to  the laws of the
State of Missouri without giving effect to the conflict of laws provisions thereof.

         G. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a wavier of such term or condition for the future or of any act other than that specifically waived.

         H. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of the Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

     The parties have entered into this Agreement based solely upon the terms and conditions set forth herein. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the 7th day of August, 2000.

David R. Wenzel                                   AGRIBRANDS INTERNATIONAL, INC.



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Executive